                                                                    EXHIBIT 23.5





                        CONSENT OF INDEPENDENT AUDITORS





The Board of Directors and Stockholders
Telewest Communications plc



We consent to the incorporation by reference in the Registration Statements (Nos. 33-56271, 33-57177, 33-57399, 33-63139, 33-64127, 33-65311, 33-65493,
333-00265, 333-00835, 333-06723, 333-07615, 333-27039, 333-29849, 333-40131,
333-41435, 333-44745 and 333-56635) on Form S-3, the Registration Statement (No. 333-64297) on Form S-4, and the Registration Statements (Nos. 33-44543, 33-54263, 33-60839, 33-60843, 33-64827, 33-64829, 33-64831, 33-65485, 33-65487,
333-06177, 333-06179, 333-16025, 333-16027, 333-40141, 333-42917 and 333-58083)
on Form S-8 of Tele-Communications, Inc. of our report dated March 19, 1998, relating to the consolidated balance sheet of Telewest Communications plc and subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of operations and cash flows for each of the years in the three-year period ended December 31, 1997, which report appears in the December 31, 1997 Annual Report on Form 10-K, as amended by Form 10-K/A (Amendment No. 2), of Tele-Communications, Inc.





                                              KPMG Audit Plc
                                              Chartered Accountants
                                              Registered Auditors




London, England
January 7, 1999